Exhibit 99.1

NEWS ANNOUNCEMENT                                                                                   FOR IMMEDIATE RELEASE

NEXSTAR BROADCASTING FIRST QUARTER NET REVENUE
RISES 23.7% TO A RECORD $68.6 MILLION

- Record First Quarter Net Revenue Drives Record 1Q Operating
Income of $9.8 Million and Free Cash of $8.9 Million -

Irving, TX – May 12, 2010 - Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (“Nexstar” or the “Company”) today reported financial results for the first quarter ended March 31, 2010 as summarized below:

Summary 2010 First Quarter Financial Highlights

($ in millions)	Three Months Ended March 31,
	2010	2009	Change
Local Revenue	$41.7	$35.9	+16.2%
National Revenue	$14.7	$12.1	+21.8%
Core Revenue (local and national)	$56.4	$48.0	+17.6%

Political Revenue	$3.2	$0.4	+627.5%
e-MEDIA Revenue	$3.0	$2.4	+25.9%
Retransmission Fee Revenue	$7.4	$5.3	+39.9%
Management Fee Revenue	$0.5	$0.1	+660.4%
Trade, Barter and Other Revenue	$5.6	$5.3	+5.6%
Gross Revenue	$76.1	$61.5	+23.8%

Net Revenue	$68.6	$55.5	+23.7%

Income (loss) from Operations	$9.8	$(1.3)	NM

Broadcast Cash Flow	$25.6	$14.2	+80.2%

Adjusted EBITDA	$20.9	$7.5	+180.0%

Free Cash Flow	$8.9	$(3.5)	NM

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Nexstar Broadcasting Group Q1 2010 Results, 5/12/10                                       page 2

CEO Comment
Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Nexstar’s record first quarter net revenue reflects solid growth from all of our revenue sources and again demonstrates the value and success of our diversification strategies.  Our 23.7% rise in first quarter net revenue drove record first quarter BCF, EBITDA and free cash flow, highlighting the significant operating leverage in our business model.

“Nexstar’s commitment to growing new revenue streams and leveraging our local platform by building out our ‘quadruple play’ of revenue drivers continues to serve us well in the strengthening economy and ad environment.  During the first quarter we generated a 17.6% year-over-year increase in aggregate core local and national revenue and a 23.1% rise in gross ad revenue inclusive of political advertising.  First quarter 2010 automotive advertising rose 40% on a year-over-year basis and the Company generated a 13% overall increase in billings from its top ten advertising categories in the 2010 first quarter.

“The gains in our core television operations were complemented by continued significant double digit growth in first quarter retransmission fee revenue which rose 39.9% to $7.4 million, a record level of quarterly revenue from this source, and a 25.9% increase in e-MEDIA revenues to $3.0 million, our fourteenth consecutive period of revenue growth for Nexstar’s community web portal strategy.  In addition to the solid year-over year revenue growth from these sources, Nexstar recorded approximately $0.5 million of management fee revenue in the 2010 first quarter.  In total, these higher margin revenue streams accounted for 15.8% of 2010 first quarter net revenue compared with 13.9% of revenue in the comparable year ago period.

“Our continued focus on expense management and achieving further operating efficiencies resulted in record 2010 first quarter operating income of $9.8 million and free cash flow of $8.9 million compared to negative free cash flow in the year ago period attributable to the loss from operations related to expenses incurred for the exchange offer completed during the 2009 first quarter.

“During and subsequent to the first quarter, we further re-engineered the balance sheet to improve liquidity, extend bank maturities and eliminate pricing increases on certain pieces of our capital structure.  In this regard, during the first quarter Nexstar purchased approximately $1.0 million of its outstanding 13% Senior Subordinated Payment In Kind (PIK) notes due 2014 at a discount and in April 2010 we completed an offering of $325.0 million of 8.875% senior secured second lien notes while securing senior secured credit facility amendments.  We applied the net proceeds from the offering, together with borrowings and cash on hand, to repurchase approximately $34.3 million of the remaining outstanding 13% PIK notes, to refinance the existing senior secured credit facilities and for general corporate purposes.

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Nexstar Broadcasting Group Q1 2010 Results, 5/12/10                                       page 3

“The 2010 first quarter results confirm our expectation that initial increases in core advertising activity achieved in late 2009 will extend throughout 2010.  In addition, we believe 2010 presents Nexstar with prospects for continued growth from all of our revenue sources and these prospects underscore the value of our initiatives to transition the traditional television broadcasting operating model into a multi-tiered model of high margin revenue streams.  The expected revenue increases combined with operating and cost efficiencies and limited 2010 cap-ex commitments positions Nexstar to generate record free cash flow in 2010 which will be deployed for debt reduction and new value creating initiatives.”

Issuance of Senior Secured Second Lien Notes Due 2017
In April 2010, Nexstar Broadcasting, Inc.(“Nexstar Broadcasting”), a wholly-owned subsidiary, and Mission Broadcasting, Inc.(“Mission”)  as co-issuers, completed the issuance and sale of $325 million aggregate principal amount of 8.875% senior secured second lien notes due 2017 (the “Notes”).  Nexstar Broadcasting and Mission used the net proceeds of the offering, together with borrowings under Nexstar Broadcasting and Mission’s amended senior secured credit facilities and cash on hand, to repurchase Nexstar Broadcasting’s outstanding senior subordinated payment-in-kind notes due 2014, to refinance Nexstar Broadcasting and Mission’s existing senior secured credit facilities, pay related fees and expenses and for general corporate purposes.

The Notes were issued in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act.

Amendments to Credit Agreements
In April 2010, the Third Amendment to Nexstar Broadcasting’s Fourth Amended and Restated Credit Agreement among Nexstar Broadcasting, Nexstar, and lenders became effective.  Under the terms of the Nexstar Credit Agreement, the principal amount available under the revolving credit facility was reduced to $65.0 million, and the Term Loan B was reduced to $61.0 million.  In April 2010, the Second Amendment to Mission Broadcasting’s Third Amended and Restated Credit Agreement, together with the Nexstar Credit Agreement, and lenders became effective. Under the terms of the Mission Credit Agreement, the principal amount available under the revolving credit facility was reduced to $10.0 million, and the Term Loan B was reduced to $39.0 million.

As defined in the company’s previous credit agreement, which was in effect on March 31, 2010, the Company’s total debt and senior debt, as defined therein, were $525.9 million and $387.3 million.  The applicable total and senior debt leverage ratios were 6.60x and 4.86x, respectively.  Pro-forma for the recent financings, the Company’s total debt at March 31, 2010 was $679.7 million and senior secured debt was $440.7 million.  The Company’s pro-forma total leverage ratio for March 31, 2010 was 8.53x compared to a total permitted leverage covenant of 10.25x. The amended credit agreement also contains a secured first lien covenant requirement of 2.50x at all times; that pro forma ratio at March 31, 2010 was 1.45x.

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Nexstar Broadcasting Group Q1 2010 Results, 5/12/10                                       page 4

The Credit Agreements were amended to, among other things, (i) extend the revolving loan commitments to December 31, 2013 (subject to conditions), (ii) extend the maturity date of the Term Loan B to September 30, 2016 (subject to conditions), (iii) amend the financial covenants and provide additional flexibility thereunder, (iv) permit the incurrence of incremental Term Loan B facilities of up to an aggregate amount equal to $100 million, (v) permit Nexstar Broadcasting and Mission, under certain circumstances to incur indebtedness and make restricted payments, in each case, in part, to repurchase or extinguish existing indebtedness, (vi) provide additional flexibility under the covenants and (vii) relieve the respective borrowers from their obligation to make mandatory prepayments under certain circumstances.

The Nexstar Credit Agreement (i) eliminates the requirement that Nexstar Broadcasting maintain a consolidated minimum interest coverage ratio and a consolidated maximum senior leverage ratio and institutes the requirement to maintain a consolidated maximum first lien indebtedness ratio, based on the aggregate first-lien indebtedness maintained by Nexstar and Mission, and (ii) changes the maximum and minimum covenant levels applicable to such financial ratios.  Additionally, the Credit Agreement removes mandatory quarterly principal repayments based on a computation of excess cash flow for the preceding fiscal year.

Tender Offer
In April 2010, the Company completed the cash tender offer to retire $34.3 million (representing 82.47% of the outstanding aggregate principal amount of Notes) of aggregate principal amount of its 13% Senior Subordinated Notes due 2014 at 104.5% on April 30, 2010.  In connection with this tender offer, a second supplemental indenture was executed whereby substantially all restrictive covenants and certain event of default provisions were eliminated.

First Quarter Conference Call
Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 703/639-1420 (domestic and international callers); no access code is needed.  In addition, a live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), non-cash contract termination fees, non-cash impairment charges, loss (gain) on asset exchange and loss (gain) on asset disposal, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), non-cash contract termination fees,

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Nexstar Broadcasting Group Q1 2010 Results, 5/12/10                                       page 5

non-cash impairment charges, loss (gain) on asset exchange, loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.  For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group currently owns, operates, programs or provides sales and other services to 62 television stations in 34 markets in the states of Illinois, Indiana, Maryland, Missouri, Montana, Texas, Pennsylvania, Louisiana, Arkansas, Alabama, New York, Rhode Island, Utah and Florida.  Nexstar’s television station group includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV and The CW and reaches approximately 13 million viewers or approximately 11.5% of all U.S. television households.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	(212) 835-8500 or nxst@jcir.com
(972) 373-8800

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Nexstar Broadcasting Group Q1 2010 Results, 5/12/10                                       page 6

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
	(Unaudited)
Net revenue	$68,626	$55,468

Operating expenses:
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	17,353	17,808
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	18,498	16,704
Restructure charge	-	356
Gain on asset exchange	(30)	(1,660)
Gain on asset disposal, net	(24)	(591)
Trade and barter expense	4,579	4,212
Corporate expenses	4,752	6,767
Amortization of broadcast rights, excluding barter	2,362	2,095
Amortization of intangible assets	5,932	5,892
Depreciation	5,380	5,196

Total operating expenses	58,802	56,779

Income (loss) from operations	9,824	(1,311)
Interest expense, including amortization of debt financing costs	(11,964)	(9,860)
Gain on debt retirement	94	18,567
Interest and other income	1	35

Income (loss) before income taxes	(2,045)	7,431
Income tax expense	(1,628)	(1,379)

Net income (loss)	$(3,673)	$6,052

Basic and diluted net income (loss) per share	$(0.13)	$0.21
Basic and diluted weighted average number of shares outstanding	28,430	28,425

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Nexstar Broadcasting Group Q1 2010 Results, 5/12/10                                       page 7

Nexstar Broadcasting Group, Inc.
Reconciliation Between Actual Consolidated Statements of Operations
and Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)
(in thousands)

	Three Months Ended March 31,
	2010	2009
	(Unaudited)

Income (loss) from operations	$9,824	$(1,311)
Add:
Depreciation	5,380	5,196
Amortization of intangible assets	5,932	5,892
Amortization of broadcast rights, excluding barter	2,362	2,095
Gain on asset exchange	(30)	(1,660)
Gain on asset disposal, net	(24)	(591)
Corporate expenses	4,752	6,767

Less:
Payments for broadcast rights	2,558	2,161

Broadcast cash flow	$25,638	$14,227

Less:
Corporate expenses	4,752	6,767
Adjusted EBITDA	$20,886	$7,460

Nexstar Broadcasting Group, Inc.
Reconciliation Between Actual Consolidated Statements of Operations
and Free Cash Flow (Non-GAAP Measure)
(in thousands)

	Three Months Ended March 31,
	2010	2009
	(Unaudited)

Income (loss) from operations	$9,824	$(1,311)

Add:
Depreciation	5,380	5,196
Amortization of intangible assets	5,932	5,892
Amortization of broadcast rights, excluding barter	2,362	2,095
Gain on asset exchange	(30)	(1,660)
Gain on asset disposal, net	(24)	(591)
Non-cash stock option expense	285	429

Less:
Payments for broadcast rights	2,558	2,161
Cash interest expense	8,535	8,157
Capital expenditures	3,793	3,234
Cash income taxes, net of refunds	(30)	(2)

Free cash flow	$8,873	$(3,500)

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